Exhibit 99.1
 Rapid7 Announces First Quarter 2018 Financial Results

•	Revenue of $54.5 million under ASC 606

•	Revenue growth of 29% year-over-year under ASC 605

•	Annualized recurring revenue of $177.8 million, an increase of 38% year-over-year

•	Raised revenue and ARR growth guidance for full-year 2018
Boston, MA – May 8, 2018 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced its financial results for the first quarter of 2018.

“Rapid7 had a strong start to 2018, putting us in a great position to achieve our 2018 goals, our long term aspirations and our overall SecOps vision," said Corey Thomas, President and CEO of Rapid7. "Enterprises are prioritizing cyber security in their IT budgets, and products that provide visibility, analytics and automation continue to outgrow the overall market for security software. With a broad set of solutions, our SecOps portfolio and platform are resonating with our customers and the broader market."

"The highlight of our first quarter was our Annualized Recurring Revenue, which accelerated to 38% year over year growth, which is evidence that our shift to subscription is gaining traction. Based on the strength of our business so far this year, we are raising our guidance for growth in both ARR and revenue for 2018, maintaining our guidance for 2018 non-GAAP operating loss, as we continue to invest in the business to drive meaningful growth, and reiterating our goal of achieving non-GAAP profitability in 2019."
First Quarter 2018 Financial Results (under ASC 606)

•	Total revenue for the first quarter of 2018 was $54.5 million.

•	For the first quarter of 2018, GAAP loss from operations was $(16.6) million and non-GAAP loss from operations was $(8.9) million.

•	Adjusted EBITDA was $(7.4) million in the first quarter of 2018.

•	For the first quarter of 2018, GAAP net loss was $(16.4) million or a GAAP loss per share of $(0.36) and non-GAAP net loss was $(8.6) million or a non-GAAP net loss per share of $(0.19).

•
For the first quarter of 2018, total revenue from North America was $46.4 million and comprised 85% of total revenue. Total revenue from international was $8.1 million and comprised 15% of total revenue in the first quarter of 2018.

•	Cash provided by operating activities was $7.3 million for the first quarter of 2018.
First Quarter 2018 Financial Results (under ASC 605)

•	Total revenue for the first quarter of 2018 was $58.2 million, an increase of 29% year-over-year.

•
For the first quarter of 2018, GAAP loss from operations was $(14.6) million, compared to GAAP loss from operations of $(10.5) million in the first quarter of 2017. For the first quarter of 2018, non-GAAP loss from operations was $(6.9) million, compared to non-GAAP loss from operations of $(5.7) million in the first quarter of 2017.

•	Adjusted EBITDA was $(5.4) million in the first quarter of 2018, compared to an adjusted EBITDA of $(4.6) million in in the first quarter of 2017.

•
For the first quarter of 2018, GAAP net loss was $(14.4) million or a GAAP loss per share of $(0.32), compared to a GAAP net loss of $(10.5) million or a GAAP loss per share of $(0.25) for the first quarter of 2017. For the first quarter of 2018, non-GAAP net loss was $(6.7) million or a non-GAAP net loss per share of $(0.15), compared to a non-GAAP net loss of $(5.8) million or a non-GAAP net loss per share of $(0.14) for the first quarter of 2017.

•
For the first quarter of 2018, total revenue from North America increased 30% year-over-year to $49.3 million and comprised 85% of total revenue. Total revenue from international increased 22% year-over-year to $8.9 million and comprised 15% of total revenue for the first quarter of 2018.

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•	Cash provided by operating activities was $7.3 million for the first quarter of 2018, compared to $3.3 million for the first quarter of 2017.

For the first quarter of 2018, we recognized revenue under ASC 606. For the first quarter of 2017, however, we recognized revenue under ASC 605. Therefore, the periods are not directly comparable. In addition, since we adopted ASC 606 using the modified retrospective method, we have presented in the table below, for the first quarter of 2018, a summary of certain consolidated financial statement line items impacted by the adoption of ASC 606 with a comparison of these line items to ASC 605.

	Three Months Ended March 31, 2018
	Under ASC 606	Under ASC 605	Difference
	(in thousands)
Products	$35,279	$37,766	$(2,487)
Maintenance and support	10,753	11,682	(929)
Professional services	8,483	8,753	(270)
Total revenue	54,515	58,201	(3,686)

Cost of revenue - GAAP	16,594	16,616	(22)
Gross margin - GAAP	70.0%	71.4%

Cost of revenue - non-GAAP	15,312	15,334	(22)
Gross margin - non-GAAP	71.9%	73.7%

Sales and marketing - GAAP	29,052	30,743	(1,691)
Sales and marketing - non-GAAP	27,450	29,141	(1,691)

GAAP loss from operations	(16,585)	(14,612)	(1,973)
Non-GAAP loss from operations	(8,872)	(6,899)	(1,973)

Deferred revenue, current portion	140,448	152,336	(11,888)
Deferred revenue, non-current portion	78,450	61,730	16,720
Total deferred revenue	218,898	214,066	4,832
Recent Business Metrics and Highlights

•	Annualized recurring revenue for the first quarter of 2018 was $177.8 million, an increase of 38% year-over-year.

•
In March, InsightVM was recognized by Forrester Research, Inc. as a Leader in The Forrester Wave™: Vulnerability Risk Management, Q1 2018 report. Among the vendors included in the report, Rapid7 received the highest scores in both the “Strategy” and “Current Offering” categories. “Rapid7 has already implemented what VRM will look like in the future,” wrote Forrester report author Josh Zelonis. The report also states: “Rapid7 leverages the same agent for endpoint detection and response as well as VRM to ease deployment, management, and, most importantly, to marry all your endpoint data at the point of collection.”

•
Our renewal rate for the first quarter of 2018, which includes upsells and cross-sells of additional products and services, was 120%. The expiring renewal rate, which excludes upsells and cross-sells of additional products and services, was 89% in the first quarter of 2018.

•
77% (under ASC 606) and 75% (under ASC 605) of total revenue in the first quarter of 2018 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses, up from 69% in the first quarter of 2017.

•	85% (under ASC 606) and 89% (under ASC 605) of total revenue for the first quarter of 2018 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	Ended the first quarter of 2018 with over 7,100 customers, an increase of 12% year-over-year.

•
Calculated billings were $48.0 million (under ASC 606) and $47.8 million (under ASC 605) for the first quarter of 2018, an increase of 9% year-over-year. Growth in calculated billings was depressed by an anticipated decrease in weighted average contract lengths from 23 months to 18 months year-over-year as we shift the business towards ARR, and a

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decrease in professional services growth. As we transition to a more subscription-based model, we believe calculated billings will be a less meaningful metric for our operations.

•
On January 30, 2018, we closed on a public offering of 5.95 million shares, of which 1.5 million were sold by us, resulting in net proceeds to us of approximately $30.9 million. On March 15, 2018, we closed on a public offering of 2.0 million shares, all which were sold by certain existing stockholders. We did not receive any of the proceeds from the sale of shares by the selling stockholders.

•	Please see investors.rapid7.com for our Financial Metrics spreadsheet.

•
For additional details on the reconciliation of non-GAAP measures and certain other business metrics to their nearest comparable GAAP measures, please refer to the accompanying financial data tables posted in this press release.

Second Quarter and Full-Year 2018 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Second Quarter 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$54.3	to	$55.7	$57.6	to	$59.0	$(3.3)	to	$(3.3)
Year-over-year growth				21%	to	24%
Non-GAAP loss from operations	$(9.8)	to	$(8.4)	$(8.7)	to	$(7.8)	$(1.1)	to	$(0.6)
Non-GAAP net loss per share	$(0.21)	to	$(0.18)
Weighted average shares outstanding			46.5

Full-Year 2018 Guidance (in millions, except per share data)

							Impact of Adoption
	Under ASC 606			Under ASC 605			of ASC 606
Revenue	$231.0	to	$236.5	$244.5	to	$249.0	$(13.5)	to	$(12.5)
Year-over-year growth				22%	to	24%
Non-GAAP loss from operations	$(26.0)	to	$(20.0)	$(25.0)	to	$(21.0)	$(1.0)	to	$1.0
Non-GAAP net loss per share	$(0.55)	to	$(0.42)
Weighted average shares outstanding			46.7

Guidance for the second quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.
Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and certain non-recurring items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today, May 8, 2018, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 800-676-1337 (domestic) or 303-223-4369 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21879552) until May 15, 2018. A webcast replay will be available at http://investors.rapid7.com.

rapid7.com

About Rapid7
Rapid7 (NASDAQ:RPD) powers the practice of SecOps by delivering shared visibility, analytics, and automation that unites security, IT, and DevOps teams. The Rapid7 Insight platform empowers these teams to jointly manage and reduce risk, detect and contain attackers, and analyze and optimize operations. Rapid7 technology, services, and research drive vulnerability management, application security, incident detection and response (SIEM), orchestration and automation, and log management for more than 7,100 organizations across more than 120 countries, including 55% of the Fortune 100. To learn more about Rapid7 or join our threat research, visit www.rapid7.com.
Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest income (expense), net, (2) other income (expense), net, (3) provision for income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain non-recurring items. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, and certain non-recurring items such as secondary public offering costs and litigation-related expenses. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Annualized Recurring Revenue (ARR). ARR is a non-GAAP measure that we define as the annual value of all recurring revenue related contracts in place at the end of the quarter. ARR should be viewed independently of revenue and deferred revenue as ARR is a performance metric and is not intended to be combined with any of these items.

Calculated Billings (non-GAAP). Calculated billings is a non-GAAP measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. Historically, we have considered calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business. With the expansion of our subscription, cloud-based product offerings (InsightVM, InsightIDR, InsightAppSec, and InsightOps) on the Insight platform, the shift of our other products to subscription pricing, and the shift of

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our sales compensation plans to Annualized Recurring Revenue, we believe calculated billings will be a less meaningful metric for our operations. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of their business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of historical non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our market opportunity, demand for our product and service offerings, expectations regarding our reoccurring revenue and our future financial and business performance for the second quarter and full-year 2018, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2017 filed with the Securities and Exchange Commission on March 8, 2018, and subsequent reports that we file with the Securities and Exchange Commission.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
###
Investor contact:
Jeff Bray, CFA
Vice President, Investor Relations
investors@rapid7.com
(857) 990-4074
Press contact:
Caitlin Doherty
press@rapid7.com
(857) 990-4136

rapid7.com

RAPID7, INC.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	March 31, 2018		December 31, 2017
	Under ASC 606	Under ASC 605	Under ASC 605
Assets
Current assets:
Cash and cash equivalents	$99,646	$99,646	$51,562
Short-term investments	29,630	29,630	39,178
Accounts receivable, net	38,718	38,718	73,661
Deferred contract acquisition and fulfillment costs, current portion	8,583	—	—
Prepaid expenses and other current assets	12,232	11,949	8,877
Total current assets	188,809	179,943	173,278
Long-term investments	1,096	1,096	1,102
Property and equipment, net	9,238	9,238	8,589
Goodwill	83,164	83,164	83,164
Intangible assets, net	16,316	16,316	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	20,295	—	—
Other assets	1,552	1,552	1,363
Total assets	$320,470	$291,309	$284,136
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,669	$5,669	$2,240
Accrued expenses	18,372	18,372	29,728
Deferred revenue, current portion	140,448	152,336	155,811
Other current liabilities	1,702	1,702	1,706
Total current liabilities	166,191	178,079	189,485
Deferred revenue, non-current portion	78,450	61,730	68,689
Other long-term liabilities	1,907	1,478	1,809
Total liabilities	246,548	241,287	259,983
Stockholders’ equity:
Common stock	462	462	441
Treasury stock	(4,764)	(4,764)	(4,764)
Additional paid-in-capital	503,669	503,669	463,428
Accumulated other comprehensive loss	(44)	(44)	(39)
Accumulated deficit	(425,401)	(449,301)	(434,913)
Total stockholders’ equity	73,922	50,022	24,153
Total liabilities and stockholders’ equity	$320,470	$291,309	$284,136

RAPID7, INC.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605
Revenue:
Products	$35,279	$37,766	$25,942
Maintenance and support	10,753	11,682	10,802
Professional services	8,483	8,753	8,501
Total revenue	54,515	58,201	45,245
Cost of revenue:
Products	8,436	8,464	4,710
Maintenance and support	1,849	1,849	1,878
Professional services	6,309	6,303	5,676
Total cost of revenue	16,594	16,616	12,264
Total gross profit	37,921	41,585	32,981
Operating expenses:
Research and development	16,722	16,722	11,393
Sales and marketing	29,052	30,743	24,810
General and administrative	8,732	8,732	7,248
Total operating expenses	54,506	56,197	43,451
Loss from operations	(16,585)	(14,612)	(10,470)
Other income (expense), net:
Interest income (expense), net	241	241	169
Other income (expense), net	78	78	(115)
Loss before income taxes	(16,266)	(14,293)	(10,416)
Provision for income taxes	95	95	129
Net loss	$(16,361)	$(14,388)	$(10,545)
Net loss per share, basic and diluted	$(0.36)	$(0.32)	$(0.25)
Weighted-average common shares outstanding, basic and diluted	45,210,250	45,210,250	42,016,831

RAPID7, INC.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605
Cash flows from operating activities:
Net loss	$(16,361)	$(14,388)	$(10,545)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	2,399	2,399	1,624
Stock-based compensation expense	6,225	6,225	4,279
Provision for doubtful accounts	156	156	316
Foreign currency re-measurement loss	147	147	44
Other non-cash (income) expense	(52)	(52)	97
Changes in operating assets and liabilities:
Accounts receivable	34,722	34,722	15,182
Deferred contract acquisition and fulfillment costs	(1,713)	—	—
Prepaid expenses and other assets	(3,190)	(2,936)	1,466
Accounts payable	3,219	3,219	(244)
Accrued expenses	(11,317)	(11,317)	(7,216)
Deferred revenue	(6,495)	(10,435)	(1,416)
Other liabilities	(444)	(444)	(266)
Net cash provided by operating activities	7,296	7,296	3,321
Cash flows from investing activities:
Purchases of property and equipment	(2,147)	(2,147)	(1,335)
Capitalization of internal-use software costs	(693)	(693)	—
Purchases of investments	(4,460)	(4,460)	(7,401)
Sale and maturities of investments	14,062	14,062	900
Net cash provided by (used in) investing activities	6,762	6,762	(7,836)
Cash flows from financing activities:
Proceeds from secondary public offering, net of offering costs paid of $284	31,231	31,231	—
Taxes paid related to net share settlement of equity awards	(462)	(462)	(169)
Proceeds from employee stock purchase plan	1,632	1,632	1,499
Proceeds from stock option exercises	1,961	1,961	775
Net cash provided by financing activities	34,362	34,362	2,105
Effects of exchange rates on cash, cash equivalents and restricted cash	(36)	(36)	(76)
Net increase (decrease) in cash, cash equivalents and restricted cash	48,384	48,384	(2,486)
Cash, cash equivalents and restricted cash, beginning of period	51,762	51,762	53,148
Cash, cash equivalents and restricted cash, end of period	$100,146	$100,146	$50,662

RAPID7, INC.
GAAP to Non-GAAP Reconciliation (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605
Total gross profit (GAAP)	$37,921	$41,585	$32,981
Add: Stock-based compensation expense[1]	374	374	202
Add: Amortization of acquired intangible assets[2]	908	908	439
Total gross profit (non-GAAP)	$39,203	$42,867	$33,622
Gross margin (non-GAAP)	72%	74%	74%
Gross profit (GAAP) - Products	$26,843	$29,302	$21,232
Add: Stock-based compensation expense	125	125	60
Add: Amortization of acquired intangible assets	908	908	439
Total gross profit (non-GAAP) - Products	$27,876	$30,335	$21,731
Gross margin (non-GAAP) - Products	79%	80%	84%
Gross profit (GAAP) - Maintenance and support	$8,904	$9,833	$8,924
Add: Stock-based compensation expense	28	28	60
Total gross profit (non-GAAP) - Maintenance and support	$8,932	$9,861	$8,984
Gross margin (non-GAAP) - Maintenance and support	83%	84%	83%
Gross profit (GAAP) - Professional services	$2,174	$2,450	$2,825
Add: Stock-based compensation expense	221	221	82
Total gross profit (non-GAAP) - Professional services	$2,395	$2,671	$2,907
Gross margin (non-GAAP) - Professional services	28%	31%	34%
Loss from operations (GAAP)	$(16,585)	$(14,612)	$(10,470)
Add: Stock-based compensation expense[1]	6,225	6,225	4,279
Add: Amortization of acquired intangible assets[2]	948	948	486
Add: Secondary public offering costs[3]	140	140	—
Add: Litigation-related expenses[4]	400	400	—
Loss from operations (non-GAAP)	$(8,872)	$(6,899)	$(5,705)
Net loss (GAAP)	$(16,361)	$(14,388)	$(10,545)
Add: Stock-based compensation expense[1]	6,225	6,225	4,279
Add: Amortization of acquired intangible assets[2]	948	948	486
Add: Secondary public offering costs[3]	140	140	—
Add: Litigation-related expenses[4]	400	400	—
Net loss (non-GAAP)	$(8,648)	$(6,675)	$(5,780)
Net loss per share, basic and diluted (non-GAAP)	$(0.19)	$(0.15)	$(0.14)
Weighted-average common shares outstanding, basic and diluted	45,210,250	45,210,250	42,016,831
[1] Includes stock-based compensation expense as follows:
Cost of revenue	$374	$374	$202
Research and development	2,566	2,566	1,513
Sales and marketing	1,563	1,563	1,403
General and administrative	1,722	1,722	1,161
[2] Includes amortization of acquired intangible assets as follows:
Cost of revenue	$908	$908	$439
Sales and marketing	39	39	38
General and administrative	1	1	9
[3] Includes secondary public offering costs as follows:
General and administrative	$140	$140	$—
[4] Includes litigation-related expenses as follows:
General and administrative	$400	$400	$—

RAPID7, INC.
Reconciliation of Total Revenue to Calculated Billings (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605
Total revenue	$54,515	$58,201	45,245
Add: Deferred revenue, end of period	218,898	214,066	167,647
Less: Deferred revenue, beginning of period	225,393	224,500	169,063
Calculated billings	$48,020	$47,767	$43,829
Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2018	2018	2017
	Under ASC 606	Under ASC 605	Under ASC 605
Net loss	$(16,361)	$(14,388)	$(10,545)
Interest (income) expense, net	(241)	(241)	(169)
Other (income) expense, net	(78)	(78)	115
Provision for income taxes	95	95	129
Depreciation expense	1,383	1,383	1,138
Amortization of intangible assets	1,016	1,016	486
Stock-based compensation expense	6,225	6,225	4,279
Secondary public offering costs	140	140	—
Litigation-related expenses	400	400	—
Adjusted EBITDA	$(7,421)	$(5,448)	$(4,567)

RAPID7, INC.
Adjusted Opening Consolidated Balance Sheet Under ASC 606 (Unaudited)
(in thousands)

Adjusted under ASC 606
January 1, 2018

Cash and cash equivalents	$51,562
Short-term investments	39,178
Accounts receivable, net	73,661
Deferred contract acquisition and fulfillment costs, current portion	7,844
Prepaid expenses and other current assets	8,907
Long-term investments	1,102
Property and equipment, net	8,589
Goodwill	83,164
Intangible assets, net	16,640
Deferred contract acquisition and fulfillment costs, non-current portion	19,321
Other assets	1,363
Total assets	$311,331
Accounts payable	$2,240
Accrued expenses	29,728
Deferred revenue, current portion	142,020
Other current liabilities	1,706
Deferred revenue, non-current portion	83,373
Other long-term liabilities	2,238
Total liabilities	261,305
Common stock	441
Treasury stock	(4,764)
Additional paid-in-capital	463,428
Accumulated other comprehensive loss	(39)
Accumulated deficit	(409,040)
Total stockholders’ equity	50,026
Total liabilities and stockholders’ equity	$311,331